Exhibit 10.1

STRICTLY CONFIDENTIAL

MEMORANDUM OF UNDERSTANDING

SUMMARY OF TERMS

This Memorandum of Understanding (the ‘MOU”) is signed by MAGNEGAS CORPORATION (“MAGNEGAS”) and Green Gas Supply, L.L.C. (“GGS”), effective as of this 16th day of July, 2015 (the “Effective Date”), for the purpose of setting forth their understanding as to the terms under which they would contemplate pursuing a mutual relationship for jointly carrying out the specific business activities described herein. MagneGas and GGS may be jointly referred to herein as the “Parties” and each of them, a “Party”.

This MOU sets forth a summary of the essential terms of the contemplated business relationship but is not exhaustive of all the terms the Parties will require in the final binding agreements between them, if the Parties are successful in negotiating such agreements. It is the Parties’ intent that this MOU provide an outline for the preparation of the definitive documentation between the Parties as to the subject matter hereof (the “Definitive Documents”).

1.          PURPOSE.  The Parties desire to enter into a Joint Venture arrangement to produce MagneGas fuel and distribute MagneGas fuel, by collaborating and jointly developing and marketing products within the approved Territory. The Parties agree that each of them engage in other activities that are outside the scope of the contemplated relationship and that none of their respective activities will interfere with this relationship. The Parties desire to contribute their respective efforts and resources and share the profits generated from their collaboration in connection with the Business Purpose, by creating and co-owning a new entity as described below.

2.          NEW ENTITY. The Parties will create a new entity (“NewCo”), which will be initially owned 50% by MagneGas and 50% by GGS.

3.          CAPITAL CONTRIBUTIONS AND OTHER PAYMENTS. Within 7 days of the signature of this MOU, GGS will pay a non-refundable deposit of $10,000 to MagneGas. If Definitive Documents are successfully negotiated between and executed by the Parties, it is currently contemplated that (a) GGS will pay to MagneGas an amount of $540,000 upon execution of the Definitive Documents by the Parties, in consideration for which GGS will receive an undivided 50% interest in a minimum 200 kw gasification system for the production of MagneGas2 (the “First System”); and (b) GGS and MagneGas will both contribute their respective 50% interests in the First System as a capital contribution to NewCo.

NewCo will pay to MagneGas a GROSS royalty payment equal to 5% (with a minimum of $1.25 per 140cft cylinder) of revenue received from the sale of MagneGas fuel (whichever is higher.).

In order to maintain Territory Exclusivity as defined below, GGS will contribute capital required to purchase future gasification units on terms and conditions to be particularly specified in the Definitive Documents. MagneGas will reduce their profit margin significantly on all gasification sales as their capital contribution as outlined below and as to be specified in the Definitive Documents, and will provide exclusive distribution rights as outlined in this MOU and to be specified in the Definitive Documents.

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Cylinders will be purchased by GGS and will be owned separately by GGS therefore all rent will be paid directly to GGS and will not be part of NewCo.

MagneGas and GGS will share 50% each any profit distributions, based on net income after expenses. Such profit distributions will occur quarterly with a schedule to be determined by the Board of Managers.

The other equity contributions and additional consideration(s) of each of the parties are set forth below.

Neither Party will have any financial obligations or other responsibilities to the other Party, except as expressly set forth in the Definitive Documents.

MagneGas will transfer to NewCo a minimum 200kw gasification system for the production of MagneGas2 within 6 months of the signature of the Definitive Documents and full receipt of GGS’s payment of $550,000 as outlined above. NewCo will purchase additional gasification systems from MagneGas. Gasification systems will be provided to NewCo at a 50% discount from advertised retail market price for a period of 18 months following the signature of the Definitive Documents. Thereafter, gasification systems will be provided at a 30% mark-up over cost.

4.          NEWCO MANAGEMENT CONTROL. NewCo will be “Manager Managed” by a three person Board of Managers; one (1) member of which will be appointed by MagneGas and one (1) member appointed by GGS and one appointed by mutual agreement of both MagneGas and GGS. The Board of Managers shall be responsible for all significant policy and business decisions of NewCo, except as may be specifically delegated to any of the NewCo Officers. The Board of Managers shall act by vote of the majority of its members, except for the following actions, which must be approved unanimously by all members of the Board of Managers:

-Dilution of members

-Distribution of profits with a different allocation than ownership percentages

- NewCo executive compensation / related party transactions

- Change / reduction / expansion of Board seats

- Issuance of any new Membership Interests or Profit Interests, the creation of a new class of Membership Interests whether with or without voting rights

- Sale of NewCo or of any of its assets

-Approval of debt in excess of $50,000

-Approval of any guarantees for the debt of any other party

-Approval of Annual Budgets, including any deviations therefrom

5.          OFFICERS. The Board of Managers will appoint the officers of NewCo.

NewCo’s day-to-day operations will be managed by the President, consistent with the approved budgets (as provided below) and as directed by the Board of Managers.

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6.          NEWCO FINANCING. As part of its equity contribution to NewCo, GGS will complete the site construction, including necessary power brought to the facility and all electrical and plumbing hookups, obtain all permits up to and including certificate of occupancy. MagneGas will transfer and ship to NewCo a minimum 200kw gasification unit for the production of MagneGas fuel. As part of its equity contribution, MagneGas will transfer the exclusive distribution rights to the Territory under the terms and conditions outlined below.

Thereafter each of the Parties will contribute equally the capital necessary for NewCo’s operations, on terms and conditions to be specifically set forth in the Definitive Documents.

7.          RESERVED.

8.          TERRITORY. NewCo will only be an authorized product distributor within the Territory. Territory is defined to be exclusive distribution rights within certain regions of Louisiana and Texas as further defined below with non-exclusive distribution rights in Oklahoma, Arkansas and Mississippi. Expansion of said Territory can only be approved with unanimous acceptance by all Board Members. Initial operations will be in Louisiana. Territory expressly includes only the sale of MagneGas fuel for use in metal cutting or welding and specifically excludes the Co-Combustion or Sterilization business lines.

The Parties contemplate that the Definitive Documents will detail a specific subdivision of the States of Louisiana and Texas into individual regions. The Definitive Documents will detail the time within which a gasification system would have to be purchased and installed by NewCo in a region in order to maintain NewCo’s exclusivity in that region. GGS would contribute to NewCo the capital required to purchase each such gasification system from MagneGas. NewCo would have a continuing right of first refusal to purchase and install a gasification system in any region in Louisiana or Texas in which exclusivity rights have been lost, on terms to be specified in the Definitive Documents.

In order to maintain exclusivity in Louisiana and Texas, minimum sales performance requirements will be outlined in the Definitive Agreements. At a minimum performance requirements will include for NewCo to achieve sales levels in a region that coincide with at least 40 hours of fuel production at full power per week on or before 24 months from the delivery of the gasification system in that region. Should minimum performance standards not be achieved, the distribution rights will become non-exclusive. MagneGas as their capital contribution will provide these gasification systems at a discounted profit margin as outlined in this MOU and the Definitive Documents, and will abide by exclusivity terms.

The Parties further contemplate that an entity under common ownership and control with GGS will have the exclusive right to purchase all gas produced by NewCo for resale to end users in the Territory, on terms and conditions to be mutually agreed upon by the Parties and to be specifically set forth in the Definitive Documents.

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9.          DISPUTE RESOLUTION. The Parties anticipate resolution of disputes through mutual negotiations and discussions in good faith. The parties contemplate that the Definitive Documents will include mutually acceptable procedures for the use of alternative dispute resolution methods (mediation and arbitration) in the event that a dispute cannot be resolved through good faith discussions.

10.         BUDGET PROCEDURES AND FINANCIAL REPORTING. The Parties will work together to prepare annual budgets that will be presented on or about December 1 of each year (the “Annual Budget(s)”) for approval by the NewCo Board of Managers, voting unanimously. The day-to-day operations will be undertaken consistent with these budget projections. These budgets will provide monthly breakdowns, and monthly financial reports will be prepared and include comparisons to these budgets. Projections will also be prepared periodically over the course of the year (ordinarily on a quarterly basis) which will project revised year-end financials, based on the then-current circumstances.

11.         EXECUTIVE COMPENSATION AND OTHER RELATED-PARTY PAYMENTS. The basic principle underlying all executive compensation, general overhead expense allocations, and any other payments to “related parties” (including future adjustments), is that the payments are based on the reasonable fair market value for the services and/or products received, as would be negotiated between parties in an arms’ length transaction. Any and all “related party” payment arrangements will be fully disclosed to all owners, and agreed upon in writing by unanimous vote of the Board of Managers, prior to a contractual obligation being created.

12.         BUY-SELL/OPERATING AGREEMENTS. The Operating Agreement for NewCo will include customary provisions restricting and regulating the transfer of membership interests in NewCo, including but not limited to a first right of refusal for each Party to purchase the membership interests of the other Party (or of any other members of NewCo), “take—along” provisions in the event of an approved sale to a third party, the pledge or hypothecation of membership interests, the addition of new members and other similar provisions.

Neither Party will engage in any NewCo sale or transfer discussions with any third parties, at any time, without the prior written consent and agreement of the other Party.

13.         LIABILITIES AND EXPENSES.

A.           Reserved.

B.           Expenses. Expenses incurred in connection with and/or relating to the negotiation(s) of this transaction and/or document(s) finalization shall be paid by the Party incurring these expense(s), including, without limitation, the legal fees incurred by a Party in connection with the negotiation and preparation of the Definitive Documents.

14.         PUBLIC ANNOUNCEMENT(S). Public announcement(s) of this transaction and any other transaction shall be mutually agreed upon by the Parties unless required by law, in which case prior notice to NewCo and GGS will be provided. To the extent that applicable law permits any public filing or announcement to be made without disclosing the names of the Parties, such anonymity will be employed to the extent available by Law. Since MagneGas is a publicly traded Company and the Definitive Documents and this MOU would be considered a material agreement, a copy of the Definitive Documents and MOU would need to be filed in full with the Securities and Exchange Commission within 72 hours of execution. GGS hereby agrees to this disclosure.

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15.         TERM. The Parties will negotiate in good faith with respect to the preparation of mutually agreeable Definitive Documents consistent with the terms and provisions of this MOU and including other provisions which are reasonable and customary in these types of transactions. This MOU will expire on the earlier of the execution of the Definitive Documents or 90 days from the date hereof. If Definitive Documents have not been approved and executed by the parties within 90 days from the date hereof, neither Party shall have any further obligations hereunder.

16.          Governing Law

This MOU shall be governed by Florida law, without reference to the Florida rules on conflict of laws.

17.         Transferability

This MOU is non-transferable except to a wholly owned subsidiary of any Party; provided, that the interest of GGS hereunder may be assigned to an entity under common ownership and control with GGS, which entity would be a party to the Definitive Documents rather than GGS; the change of control of any Party shall be deemed a “transfer“of this MOU for purposes of this paragraph.

18.         Counterparts

For the convenience of the Parties hereto, this MOU may be executed in multiple counterparts, each of which will be deemed an original, and all counterparts hereof so executed by the Parties hereto, whether or not such counterpart will bear the execution of each of the Parties hereto, will be deemed to be, and will be construed as, one and the same.

19.         Trading of Stock

The parties acknowledge that MNGA is a public company listing its common stock on the NASDAQ exchange. If any material, non-public information is disclosed, Recipient agrees that it will comply with United States Securities and Exchange Commission Regulation FD (Fair Disclosure), and refrain from trading in MNGA stock until that material non-public information is publicly disseminated.

20.         Confidentiality

Nothing in this agreement constitutes a transfer of ownership of intellectual property between the parties including, without limitation, patents, copyrights, and/or registered trademarks. The Parties agree to keep the confidentiality of any proprietary information of a Party disclosed to any of the other Parties hereunder, and to use such information solely for the purposes of negotiating the Definitive Documents. The Definitive Documents, if they are successfully negotiated, will contain customary confidentiality provisions to protect each Party’s proprietary information, as well as provisions relative to the disclosure of other material information in compliance with the requirements of the U.S. Securities and Exchange Commission as such apply to MagneGas.

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Each Party’s signature below will confirm that the foregoing is acceptable to them.

22.         MISCELLANEOUS.

A.           The parties expect that the Definitive Documents may include a License Agreement between MagneGas and NewCo, an exclusive supply agreement between NewCo and an entity under common ownership and control with GGS for the resale of gas to end users in the Territory, and other customary documents. Each Party may assign its rights hereunder to a wholly owned subsidiary or a special purpose entity (in the case of GGS, including any entity under common ownership and control with GGS) who will be a party to the Definitive Documents.

B.           The parties acknowledge that this MOU does not contain all of the matters upon which agreement must be reached for the potential transaction to be consummated and, therefore, does not constitute a binding agreement or create legal obligations, except for paragraphs 13.B, 14 and 20, which are binding and enforceable.

GREEN GAS SUPPLY, L.L.C.		MAGNEGAS CORPORATION

By:		By:
Luisa Ingargiola

By:		Its:	CFO Authorized Representative

Its:	Authorized Representatives